Exhibit 99.1
PRESS RELEASE
FRIDAY MARCH 23, 2007: LAST DAY FOR SHAREHOLDERS OF
WHITE KNIGHT RESOURCES, NEVADA PACIFIC GOLD &
TONE RESOURCES TO TENDER COMMON SHARES
For Immediate Release
Denver, Colorado (March 22, 2007) — US GOLD CORPORATION (AMEX: UXG — TSX: UXG) wishes to notify all shareholders of White Knight Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Limited, that the US GOLD OFFERS TO ACQUIRE THE OUTSTANDING COMMON SHARES OF WHITE KNIGHT RESOURCES, NEVADA PACIFIC GOLD AND TONE RESOURCES WILL EXPIRE TOMORROW, FRIDAY MARCH 23, 2007 AT 5:00 PM VANCOUVER (PACIFIC) TIME, unless withdrawn or extended.
The Boards of Directors of the respective target companies are recommending that shareholders tender their shares to the offers. The offers represent a premium of approximately 25% to the closing share price of each company on March 3, 2006.
Upon successful competition of the tender process, US Gold expects to have the land position of a senior gold company, the balance sheet and trading liquidity of a mid-tier gold company, but most importantly, it will retain the upside potential of a junior exploration company!
Shareholders who require assistance tendering their shares should immediately contact the following:

In the United States		Outside the United States

Georgeson Securities		Kingsdale Shareholders Services

Toll Free:	1-866-425-8280	Toll Free:	1-866-639-8026
Fax:	1-212-440-9009	Toll Free Fax:	1-866-545-5580
Banks and Brokers:	1-212-440-9800	Banks and Brokers:	1-416-867-2272
The offers are being made only pursuant to the prospectus and offers to purchase, which are available at www.usgold.com, www.sec.gov, and www.sedar.com.
US Gold’s offers are for all the outstanding shares (including any common shares that may be issued after February 12, 2007 and prior to the expiry time of the offers) of White Knight, Nevada Pacific Gold and Tone Resources. Under the offers, US Gold’s wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, will issue 0.35 of an exchangeable share for each outstanding common share of White Knight tendered in the offer and accepted for purchase; 0.23 of an exchangeable share for each outstanding common share of Nevada Pacific Gold tendered in the offer and accepted for purchase; and 0.26 of an exchangeable share for each outstanding common share of Tone Resources tendered in the offer and accepted for purchase. If all of the offers are completed on the terms currently proposed, US Gold Canadian Acquisition Corporation will issue up to 42,370,163 exchangeable shares in consideration for the currently outstanding shares of the target companies, or up to 49,065,769 exchangeable shares if currently outstanding options and warrants of the target companies are exercised and the underlying common shares tendered in accordance with the offer.
Each exchangeable share of US Gold Canadian Acquisition Corporation will be convertible at the option of the holder into one share of US Gold’s common stock for no additional consideration. The exchangeable shares will be structured to provide the holders the same voting and economic rights as the holders of US Gold’s common stock and are being issued in an effort to provide, to the extent possible, more favorable tax treatment to Canadian shareholders of the target companies under the Income Tax Act (Canada), as amended. The exchangeable shares have been conditionally approved for listing on the Toronto Stock Exchange.
The offers will remain open until 5:00 p.m. Vancouver time on March 23, 2007, unless the offers are withdrawn or extended. Any notice of extension will be announced promptly by press release as soon as possible after notification to the depositary, Kingsdale Shareholder Services, but no later than 9:00 a.m., Vancouver time, on the day following the expiry date and a copy of the notice will be provided to the TSX, TSX-V and AMEX, as applicable.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.
Cautionary Statements
This press release contains certain “forward-looking statements.” Such forward-looking statements are often identified by words such as “intends”, “anticipates”, “believes”, “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, under the caption “Risk Factors” and in other reports filed with the SEC. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.
This communication is neither an offer to purchase, nor a solicitation of an offer to sell, shares of US Gold or any other entity. This communication is not a solicitation of a proxy from a security holder of the Company or any of the subject companies. The Company has filed registration statements and a proxy statement with the SEC with regard to the proposed offers for Nevada Pacific, Tone Resources and White Knight.

YOU ARE URGED TO READ THE PROSPECTUS AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC AND THE SECURITIES COMMISSIONS OR EQUIVALENT REGULATORY AUTHORITIES IN CANADA, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain any such prospectus or proxy statement and any other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, and filed with the securities commissions or equivalent regulatory authorities in Canada at the following website, www.sedar.com. In addition, you may obtain a prospectus and the proxy statement and the other documents filed by the Company with the SEC and the securities commissions or equivalent regulatory authorities in Canada by requesting them in writing from US Gold Corporation, Attention: Investor Relations, Telephone: (303) 238-1438.
For further information, please contact:

William F. Pass	Ana E. Aguirre
Vice President and Chief Financial Officer	Manager, Investor Relations
Tel: (303) 238-1438	Tel: (647) 258-0395
Fax: (303) 238-1724	Toll Free: (866) 441-0690
bill@usgold.com	Fax: (647) 258-0408
165 So. Union Blvd., Suite 565	info@usgold.com
Lakewood, CO. USA 80228	99 George Street, 3rd Floor Toronto, ON M5A 2N4